Exhibit 99.1

Sept. 18, 2024

Contact:
Media Relations
(206) 304-0008
newsroom@alaskaair.com

Alaska Airlines completes acquisition of Hawaiian Airlines, expanding benefits and choice for travelers
•Enables guests to reach 141 destinations directly, including 29 international markets, and over 1,200 destinations globally through the oneworld Alliance and global partners
•Maintains the distinct brands of Alaska Airlines and Hawaiian Airlines
•Establishes Honolulu as its second largest hub
•Beginning soon, provides HawaiianMiles members and Mileage Plan members with the ability to transfer miles between accounts free of charge
•Beginning soon, enables guests to purchase Hawaiian Airlines flights at alaskaair.com and Alaska Airlines flights on hawaiianairlines.com
SEATTLE and HONOLULU – Alaska Air Group, Inc. (NYSE: ALK) today announced it has completed its acquisition of Hawaiian Holdings, Inc. (NASDAQ: HA), a combination that expands guests’ access to domestic and international destinations, including through the oneworld Alliance and a vast network of global partners, and offers a remarkable guest experience through two strong brands with deep legacies serving local communities.
“This is a historic day for Alaska Airlines as we officially join with Hawaiian Airlines,” said Ben Minicucci, CEO of Alaska Air Group. “Alaska and Hawaiian share tremendous pride in connecting communities with award-winning service, and we look forward to inviting more guests on board to experience what makes both brands unique. Among Alaska, Hawaiian and Horizon Air, we have more than 230 years of history flying guests and serving communities. I know we will build on that legacy and become stronger together – providing the excellent operation guests have come to expect, expanding options to seamlessly travel nearly anywhere in the world, and securing the financial stability and value that inspires investment.”

Alaska Airlines and Hawaiian Airlines now begin the work to secure a single operating certificate with the Federal Aviation Administration (FAA), which will allow the two airlines to operate as a single carrier with an integrated passenger service system. In the interim, the airlines will continue to operate as separate carriers with no immediate changes to operations and will maintain separate websites, reservation systems and loyalty programs until later in the integration process. Guests can book and travel with confidence knowing their trips will occur as planned with the corresponding airline.
As of today, Alaska Air Group’s airlines/subsidiary airlines:
•Fly nearly 1,500 daily flights to 141 destinations including 29 international markets in the Americas, Asia, Australia and the South Pacific. This expanded network feeds the more than 1,200 destinations available through the oneworld Alliance;
•Maintain hubs in Seattle, Honolulu, Los Angeles, San Francisco, Portland, San Diego and Anchorage, with Honolulu becoming the second largest behind Seattle;
•Operate a fleet of 350 aircraft, which includes 2 Boeing 787, 24 Airbus A330, 18 Airbus A321neo, 235 Boeing 737, 19 Boeing 717, 44 Embraer E175, and 8 dedicated freighters (3 Boeing 737-700, 2 Boeing 737-800 and 3 Airbus A330); and
•Employ more than 33,000 people across North America, Asia and the Pacific.
Expanded Benefits for Guests
While nothing significant changes to the guest experience immediately, guests can start experiencing meaningful benefits of this combination very soon. Our complementary domestic, international and cargo networks will expand choice for guests and businesses on the West Coast and throughout the Hawaiian Islands. This will mean more destinations, seamless connectivity across the globe through oneworld partners and the benefits that come with access to the most generous loyalty program in the industry.
As we work through integration processes, guests can expect these benefits to come online in stages. Here’s what you need to know:
Effective today, Sept. 18:
•Your Mileage Plan and HawaiianMiles retain their full value: Your hard-earned miles in both loyalty programs are secure and more valuable than ever.
•Alaska Lounge members get more access: Alaska Lounge members and guests can enjoy Alaska Lounge locations when flying on Hawaiian.

•We’re celebrating Hawaiian Million Milers: Hundreds of flyers have accrued more than one million miles or more flying Hawaiian Airlines. We’re acknowledging our appreciation for their business with new benefits.
More information about these benefits can be found at alaskaair.com.
In the coming weeks:
•You’ll soon be able to transfer miles between Alaska and Hawaiian loyalty accounts to redeem award travel: Later this month, you’ll be able to seamlessly transfer miles between Mileage Plan and HawaiianMiles at a 1:1 ratio – for no charge. For example, if you have miles in a HawaiianMiles account and you want to redeem for a flight on Alaska or an Alaska global partner, simply transfer the miles to your Mileage Plan account at no charge and book your award travel at alaskaair.com.
•Buy tickets for flights on both airlines on both websites: You’ll be able to buy tickets for most Hawaiian flights on alaskaair.com and buy tickets for Alaska flights on hawaiianairlines.com starting this month. Soon we’ll offer the option to purchase Hawaiian international flights to destinations such as Japan, South Korea and Australia on alaskaair.com.
•We’re introducing a new travel program just for those who live in Hawai‘i: Called Huaka‘i by Hawaiian, meaning voyage, it will include unique discounts and benefits exclusively for Hawai‘i residents. Huaka‘i members will enjoy exclusive benefits when traveling interisland, including 10% off one booking per quarter and a free checked bag. Huaka‘i members who are Hawaiian Airlines World Elite Mastercard cardmembers will receive even more, with 20% off one interisland booking per quarter and their existing credit card benefit of two free checked bags. Plus, members will receive access to exclusive, network-wide deals each month. In the coming weeks, Hawai‘i residents will receive an email with a link to sign up for a free membership.
In the coming months:
•Earn miles on both airlines: You’ll be able to accrue Mileage Plan miles or HawaiianMiles when flying either airline.
•We’ll offer expanded redemption opportunities: In early 2025, you’ll be able to redeem your Mileage Plan miles directly on all Hawaiian flights including international destinations. And you’ll be able to combine Hawaiian flights with Alaska or partner flights when redeeming your miles.

•Match your status across programs: If you’re an elite flyer with Alaska or Hawaiian, you’ll be able to link your accounts to automatically enjoy equivalent status on the other airline. If you have elite-qualifying miles (EQMs) in both programs, your status will be based on the highest tier you qualify for based on your combined EQM total.
Longer term benefits:
•Elite Reciprocity: Mileage Plan and HawaiianMiles elites will enjoy select elite benefits when flying on either airline.
•A single, industry-leading loyalty program across both brands: We’re working on combining the best of Mileage Plan and HawaiianMiles into a new unified loyalty program for our guests. We’ll have more details to share in mid-2025.
Future of the Hawaiian Airlines Brand
Honoring its rich history and deep legacy, Hawaiian Airlines’ iconic brand will continue to welcome and delight guests – on aircraft, in airports and onboard, just like it is today. Maintaining both industry-leading Alaska Airlines and Hawaiian Airlines brands will enable guests to continue experiencing the remarkable service and hospitality, operational excellence and premium products for which both airlines have been consistently recognized.
Substantial Benefits to Employees
Alaska Airlines will uphold its commitments to employees by preserving and growing union-represented jobs in Hawai‘i and providing opportunities for long-term career advancement. Workforce development initiatives from both airlines will be expanded to support future airline careers in Hawai‘i and beyond.
Honolulu will become our second largest hub and a regional headquarters with a strong operations presence and the continuation of pilot, flight attendant and maintenance technician bases.
Unwavering Commitment to Communities
Alaska and Hawaiian both maintain 90+ year legacies providing critical service to communities uniquely reliant upon air travel. This combination only strengthens that connection and investment in local communities. The combined airline will continue to advance regenerative tourism, Hawaiian language, and culture in the Hawaiian Islands by building upon Hawaiian

Airlines’ and Alaska Airlines’ existing programs. Our commitments will continue to center on how we can best help build a vibrant future for Hawai‘i.
“In an island state, where all of Hawai‘i’s residents are reliant on passenger and cargo air service for our way of life, a healthy local airline committed to sustaining essential connectivity and travel options is a cornerstone of community resilience,” said Hawai‘i Governor Josh Green, M.D. “I am confident that by the joining of these two airlines, a stronger company will emerge and offer more travel options for Hawai‘i residents and local businesses — and will enhance competition across the U.S. airline industry.”
As an early testament to this commitment, Alaska Airlines established the Hawaiʻi Community Advisory Board (HICAB) in January to continue developing Alaska’s understanding of Hawai‘i’s people and culture, and seek feedback and recommendations for how the combined airlines’ business can best serve local communities in Hawai‘i.
We know caring for the communities we serve also includes caring for the natural environment. Driven by this shared commitment to environmental stewardship and building on our successes with local sourcing and phasing out single-use plastics, the combined airline will immediately work to align ambitious sustainability goals in our effort to achieve net zero carbon emissions.
Combined Organization Leadership
Alaska Air Group CEO Ben Minicucci will lead the combined organization. Joe Sprague, previously Alaska’s regional president of Hawai‘i/Pacific and president of Horizon Air, will serve as the chief executive officer of Hawaiian Airlines until the FAA grants a single operating certificate. He will be responsible for leading all aspects of Hawaiian Airlines’ operations.
“We are truly honored to join forces with Hawaiian Airlines and its 95-year history,” said Joe Sprague, CEO of Hawaiian Airlines. “We have much to learn from our new colleagues. I know we will be stronger together as we offer greater access and benefits both to Hawai‘i residents and guests visiting the Islands. Each airline brings incredible history, character, and strengths into this combination, with a shared passion for care of our guests, each other, and our communities.”
Maximizing Shareholder Value

The acquisition builds on Alaska’s long-term strategy and financial objectives by further diversifying our revenue base, expanding growth opportunities, increasing network relevance and positioning the combined organization as a leader in the $8 billion Hawai‘i market.
Our teams have recent integration experience which will be leveraged to deliver at least $235 million in run-rate synergies. We also expect high single-digit accretion to earnings within the first two years and mid-teens return on invested capital (ROIC) by year three.
The combination of these synergies, the long-term value of acquiring another top 25 U.S. hub, and Alaska’s historically strong financial performance positions us well to remain among the top margin producers in the industry. Our focus will remain on disciplined financial management – driven by maintaining one of the industry’s strongest balance sheets, and delivering on our goals for long-term margin, returns and free cash flow.
Additional Details
Hawaiian Airlines’ stock will be de-listed and cease trading on the NASDAQ on Sept. 18. The combined organization will continue to trade under the ticker ALK on the New York Stock Exchange.
Additional details about the transaction, including multimedia assets, are available at news.alaskaair.com.
About Alaska Air Group
Alaska Air Group, Inc. is based in Seattle and comprised of subsidiaries Alaska Airlines, Hawaiian Holdings, Inc., Horizon Air and McGee Air Services. With our recent acquisition of Hawaiian Airlines, we now serve more than 140 destinations throughout North America, Central America, Asia and across the Pacific. We are committed to safety, remarkable customer care, operational excellence, financial performance and sustainability. Alaska Airlines is a member of the oneworld Alliance. With oneworld and our additional global partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 30 airlines and more than 1,000 worldwide destinations. Book travel throughout the Pacific on Hawaiian Airlines at hawaiianairlines.com. Learn more about Alaska Airlines at news.alaskaair.com and Hawaiian Airlines at newsroom.hawaiianairlines.com/blog. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”
Forward-Looking Statements

This news release contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, including statements relating to the expected benefits of the combined organization; future performance, products and services of the combined organization; timing of the integration process; receipt of the FAA’s single operating certificate; and the combined organization’s business strategy, goals and sustainability initiatives. These forward-looking statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include: possible disruption related to the combined organization and integration processes to Alaska Air Group’s current plans or operations, including through the loss of customers and employees; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the combined organization; uncertainties regarding Alaska Air Group’s ability to successfully integrate the operations of Hawaiian Holdings and Alaska Air Group and the time and cost to do so; the ability to realize anticipated cost savings, synergies or growth in the timeframe expected or at all; legislative, regulatory and economic developments affecting the business of the combined organization; general economic conditions including those associated with pandemic recovery; increases in operating costs including fuel; inability to meet cost reduction, ESG and other strategic goals; seasonal fluctuations in demand and financial results; supply chain risks; events that negatively impact aviation safety and security; and changes in laws and regulations that impact the business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent Securities and Exchange Commission filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.